EXHIBIT 10.9

                             EMPLOYMENT AGREEMENT

                             EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of the 31st day of October, 1997 (the "Effective Date"), between Pelican Properties, International Corp., a Florida corporation whose address is 38801 Overseas Highway, Big Pine Key, FL 33043 (the "Company"), and Timothy Benjamin (the "Employee").

         WHEREAS, the parties hereto entered into an Employment Agreement dated October 31, 1995 (the "1995 Agreement"), which provided for, and the parties hereby consummate, the option to renew for two (2) additional one (1) year periods upon the mutual agreement between the parties;

         WHEREAS, the parties hereby agree to renew the 1995 Agreement upon the terms and conditions provided for herein;

         WHEREAS, the Company is presently, through its subsidiary, the owner and operator of a recreational vehicle and camping resort in Monroe County, Florida and intends to acquire additional existing businesses, whether in the form of asset purchases, stock purchases, mergers, consolidations, joint ventures, strategic alliances or otherwise (the "Business"); and

         WHEREAS, the Company intends to establish a valuable reputation and goodwill in its business, with expertise in all aspects of the Business; and

         WHEREAS, the Employee is desirous of being employed by the Company, and the Company has agreed to hire the Employee upon certain terms and conditions, one of which is the execution of this Agreement by Employee; and

         WHEREAS, the Employee, by virtue of the Employee's employment with the Company for the past year has become familiar with and possessed with the manner, methods, trade secrets and other confidential information pertaining to the Company's Business, including the Company's client base;

         NOW, THEREFORE, in consideration of the mutual agreements herein made, the Company and the Employee do hereby agree as follows:

         1. Engagement. The Company hereby employs the Employee as the Chief Financial Officer, Treasurer and Secretary of the Company, and the Employee hereby accepts such employment, upon the terms and conditions hereinafter set forth.

         2. Authority and Power During Employment Period. The duties of the Employee shall be subject to the direction of the Board of Directors of the Company, and the Employee shall perform all duties as may be mutually agreed upon between the Employee and the Company. The Employee shall devote full attention and render exclusive, full time services to the Company, and shall be employed solely by the Company according to the terms of this Agreement.

         3. Term. Unless terminated sooner pursuant to Section 15 of this Agreement, the Term of employment will commence on the Effective Date and continue for a period of one year thereafter. This Agreement may be automatically renewed for up to one (1) year upon mutual agreement between the parties


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(the "Renewal Term"), unless terminated pursuant to Section 15 of this
Agreement. The term of the provisions of Sections 5 and 6 shall be as specifically set forth in this Agreement.

         4.       Compensation and Benefits.

                  a. Base Salary. For all services rendered by the Employee pursuant to the terms of this Agreement and in consideration of the execution of this Agreement by the Employee, the Company shall initially pay the Employee the sum of Fifty Thousand Dollars ($53,500) per year, payable bi-weekly. The base salary of the Employee for any Renewal Term shall be determined by the Board of Directors but at no time during any Renewal Term of the Employee's employment with the Company shall the base salary be less than Fifty Thousand Dollars ($53,500) per year.

                  b. Employee Benefits. The Employee shall be entitled to participate in all benefit programs of the Company currently existing or hereafter made available to other salaried executive officers, including, but not limited to, pension, profit sharing and any other retirement plans, group life insurance, hospitalization, surgical, dental and major medical coverage, sick leave, salary continuation, vacation and holidays, long-term disability, and other fringe benefits. The Company shall use its best efforts to enter into a medical benefits plan for the Company's employees within six (6) months from the Effective Date. The Company agrees to assume ninety percent (90%) of the obligations the Employee may have with regard to his life insurance policy and the medical benefits plan maintained by his former employer on behalf of the Employee and his family for a period of one (1) year commencing on the Effective Date or until such time the Company shall adopt and implement its own medical benefits plan and group life insurance plan at which time the Employee and his family shall be covered by such plans.

                  c. Business Expense Reimbursement. During the Term or any Renewal Term of employment, the Employee shall be entitled to receive proper reimbursement for all reasonable, out-of-pocket expenses incurred by the Employee (in accordance with the policies and procedures established by the Company for its executive officers) in performing services hereunder, provided the Employee properly accounts therefor and provided further that any expense in excess of $100 or in the aggregate of $500 must be approved in advance by the Board of Directors.

                  d. Stock Options. The Employee shall be entitled to receive Stock Options as described more fully in the Stock Option Agreement attached hereto as Exhibit "A" and incorporated herein.

         5. Covenant Not to Compete. The Employee acknowledges and recognizes the highly competitive nature of the Company's business and the goodwill, continued patronage, and specifically the names and addresses of the Company's Clients (as hereinafter defined) constitute a substantial asset of the Company having been acquired through considerable time, money and effort. Accordingly, in consideration of continued employment and compensation by the Company, the Employee agrees to the following:

                  a. That during the Restricted Period (as defined herein) and within the Restricted Area (as defined herein), the Employee will not, individually or in conjunction with others, directly or indirectly, engage in any Business Activities (as hereinafter defined) other than on behalf of the Company and as agreed by the Company and the Employee, whether as an officer, director, proprietor, employer, partner, independent contractor, investor, stockholder (other than as a holder of less than 1% of the outstanding capital stock of a publicly traded corporation), consultant, advisor, agent or otherwise. Except that during the term of Employee's employment with the Company, the foregoing limitations as to Restricted Area shall not be applicable.

                  b. That during the Restricted Period and within the Restricted Area (as defined herein), the Employee will not, indirectly or directly, compete with the Company by soliciting, inducing or influencing any of the Company's Clients which have a business relationship with the Company at any time during the


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Restricted Period to discontinue or reduce the extent of such relationship with the Company. Except that during the term of Employee's employment with the Company, the foregoing limitations as to Restricted Area shall not be applicable.

                  c. During the term of the Employee's employment with the Company and for any time thereafter, the Employee will not (a) directly or indirectly recruit, solicit or otherwise influence any employee or agent of the Company to discontinue such employment or agency relationship with the Company, or (b) employ or seek to employ, or cause or permit any business which competes directly or indirectly with the Business Activities of Company (the "Competitive Business") to employ or seek to employ for any Competitive Business any person who is then (or was at any time within six (6) months prior to the date Employee or the Competitive Business employs or seeks to employ such person) employed by the Company.

                  d. During the term of the Employee's employment with the Company and for any time thereafter, the Employee will not interfere with, disrupt or attempt to disrupt any past, present or prospective relationship, contractual or otherwise, between the Company and any Company's client, employee, agent, vendor, supplier or customer.

         6.       Non-Disclosure of Confidential Information.

                  a. The Employee acknowledges that the Company's trade secrets, private or secret processes, methods and ideas, as they exist from time to time, customer lists and information concerning the Company's products, services, business records and plans, inventions, product design information, price structure, discounts, costs, computer programs and listings, source code and/or subject code, copyright, trademark, proprietary information, formulae, protocols, forms, procedures, training methods, development, technical information, marketing activities and procedures, method for operating of the Company's Business, credit and financial data concerning the Company and the Company's Clients and Client Lists, which Client Lists shall not only mean one or more of the names and addresses of the Clients of the Company but it shall also encompass any and all information whatsoever regarding them, including their needs, and marketing and advertising practices and plans and information which is embodied in written or otherwise recorded form, but it shall also include information which is mental, not physical (collectively, the "Confidential Information") as valuable, special and unique assets of the Company, access to and knowledge of which are essential to the performance of the Employee hereunder. In light of the highly competitive nature of the industry in which the Company's business is conducted, the Employee agrees that all Confidential Information, heretofore or in the future obtained by the Employee as a result of the Employee's association with the Company, shall be considered confidential.

               b. Excluded from the Confidential Information, and therefore not subject to the provisions of this Agreement, shall be any information which:
                           (5) At the time of disclosure, is in the public domain as evidenced by printed publications;

                           (6) After the disclosure, enters the public domain by way of printed publication through no fault of the Employee or those in privity with it;

                           (7) Employee can show by written documentation was in its possession at the time of disclosure and which was not acquired directly or indirectly from the Company; or

                           (8) Employee can show by written documentation was acquired, after disclosure, from a third party who did not receive it from the Company, and who had the right to disclose the information without any obligation to hold such information confidential.

                  c. The Employee acknowledges that, as between the Company and the Employee, the Confidential Information and any and all rights and privileges provided under the trademark, copyright, trade secret and other laws of the United States, the individual states thereof, and jurisdictions foreign thereto, and the goodwill associated therewith, are and at all times will be the property of the Company.

                  d.       Employee agrees that it shall:

                           (1) Hold in confidence and not disclose or make
available to any third party any such Confidential Information unless so authorized in writing by the Company;


                           (2) Exercise all reasonable efforts to prevent
third parties from gaining access to the Confidential Information;

                           (3) Not use, directly or indirectly, the Confidential
Information in any respect of its business, except as necessary to evaluate the information;

                           (4) Restrict the disclosure or availability of the
Confidential Information to those of Employee's employees who have read and understand this Agreement and who have a need to know the information in order to achieve the purposes of this Agreement;

                           (5) Not copy or modify any Confidential Information
without prior written consent of the Company.

                           (6) Take such other protective measures as may
be reasonably necessary to preserve the confidentiality of the Confidential Information; and

                           (7) Relinquish and require all of its employees to
relinquish all rights it and its employees may have in any matter, such as drawings, documents, models, samples, photographs, patterns, templates, molds, tools or prototypes, which may contain, embody or make use of the Confidential Information; promptly deliver to the Company any such matter as the Company may direct at any time; and not retain any copies or other reproductions thereof.

                  e.       Employee further agrees:

                           (1) That it shall promptly disclose in writing to the Company all ideas, inventions, improvements and discoveries which may be conceived, made or acquired by Employee or its employees as the direct or indirect result of the disclosure by the Company of the Confidential Information to Employee;

                           (2)      That all such ideas, inventions,
                      improvements and discoveries conceived, made or acquired by Employee, alone or with the assistance of others, relating to the Confidential Information, shall be the property of the Company and shall be treated as Confidential Information in accordance with the provisions hereof and that Employee shall not acquire any intellectual property rights under this Agreement except the limited right to use set forth in this Agreement.

                           (3) That Employee and its employees shall assist in the preparation and execution of all applications, assignments and other documents which the Company may deem necessary to obtain patents, copyrights and the like in the United States and in jurisdictions foreign thereto, and to otherwise protect the Company.

                  f. Upon written request of the Company, Employee shall return to the Company all written materials containing the Confidential Information. Employee shall also deliver to the Company written


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statements signed by the Employee certifying all materials have been returned within five (5) days of receipt of the request.

         7. Company's Clients. The "Company's Clients" shall be deemed to be any persons, partnerships, corporations, professional associations or other organizations for whom the Company has performed Business Activities.

         8. Restrictive Period. The "Restrictive Period" shall be deemed to be during the Employee's employment with the Company and for a period of twelve (12) months following termination of the Employee's employ, regardless of the reason for termination.

         9. Restricted Area. The Restricted Area shall be deemed to mean within Monroe County, Florida and any other county in any other state which the Company shall conduct its Business.

         10. Business Activities. "Business Activities" shall be deemed to include any activities which are included in the Company's Business now or during the effective period of this Agreement.

         11. Covenants as Essential Elements of this Agreement; Survival of Covenants.

                  a. It is understood by and between the parties hereto that the foregoing covenants by Employee contained in Sections 5 or 6 of this Agreement shall be construed to be agreements independent of any other element of the Employee's employment with the Company. The existence of any other claim or cause of action, whether predicated on any other provision in this Agreement, or otherwise, as a result of the relationship between the parties shall not constitute a defense to the enforcement of the covenants in this Agreement against the Employee.

                  b. The covenants by Employee contained in Sections 5 and 6 shall survive the expiration of this Agreement if the Employee continues to work for the Company, in any manner, without renewing this Agreement. The Employee further agrees that the covenants set forth in Section 5 and 6 of this Agreement shall continue to be in effect following the expiration or termination of the Employee's employment with the Company.

         12.      Remedies.

                  a. The Employee acknowledges and agrees that the Company's remedy at law for a breach or threatened breach of any of the provisions of Sections 5 or 6 herein would be inadequate and the breach shall be per se deemed as causing irreparable harm to the Company. In recognition of this fact, in the event of a breach by the Employee of any of the provisions of Sections 5 or 6, the Employee agrees that, in addition to any remedy at law available to the Company, including, but not limited to monetary damages, the

Company, without posting any bond, shall be entitled to obtain, and the Employee agrees not to oppose the Company's request for equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available to the Company.

                  b. The Employee acknowledges that the granting of a temporary injunction, temporary restraining order or permanent injunction merely prohibiting the use of Confidential Information would not be an adequate remedy upon breach or threatened breach of Sections 5 or 6 and consequently agrees, upon proof of any such breach, to the granting of injunctive relief prohibiting any form of competition with the Company. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach.

                  c. In the event that the Employee shall be in violation of the aforementioned restrictive covenants as set forth in Sections 5 and 6, then the time limitation during which breach or breaches should occur, and in the event the Company should be required to seek relief from such breach in any court or other


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tribunal, then the covenant shall be extended for a period of time equal to the pendency of such proceedings, including appeal.

         13. Attorneys' Fees. The Employee agrees that in the event that the Company is required to engage an attorney to enforce the terms of the covenants in Sections 5 or 6 of this Agreement, the Employee shall pay all costs and expenses of that attorney or firm, whether or not a complaint or suit is filed with any court of competent jurisdiction.


         14. Effect on Prior Agreements. This Agreement supersedes any and all prior or written agreement in their entirety between the Company and the Employee, which shall be void and of no further force and effect after the date of this Agreement.

         15.      Termination.

                  a. Termination Without Cause by Either Party. The Company and the Employee may terminate this Agreement without cause upon giving thirty (30) days' prior written notice. During such thirty (30) day period, the Employee shall continue to perform the Employee's duties pursuant to this Agreement, and the Company shall continue to compensate the Employee in accordance with this Agreement.

                  b. Mutual Agreement. The Company and the Employee may terminate this Agreement by mutual agreement of the parties hereto at any time.

                  c. Immediate Termination. This Agreement may be terminated immediately by the Company upon the occurrence of any of the following events:

                           (1)      The death of the Employee;


                           (2) The Employee has a guardian of the person or estate appointed by a court of competent jurisdiction;

                           (3) The Employee is disabled so as to be unable to perform duties required under this Agreement for a period of ninety (90) consecutive days or ninety (90) days in any one-hundred eighty (180) day period; or

                           (4) The willful engagement in misconduct that is materially injurious to the Company, monetarily or otherwise; or

                           (5) For "Cause," as defined below.

                  d. "Cause" means (i) committing or participating in an injurious act of fraud, gross neglect, misrepresentation, embezzlement or dishonesty against the Company; (ii) committing or participating in any other injurious act or omission wantonly, willfully, recklessly or in a manner which was grossly negligent against the Company, monetarily or otherwise; (iii) engaging in a criminal enterprise involving moral turpitude; (iv) conviction of a felony under the laws of the United States or any state thereof; (v) if applicable, loss of any state or federal license required for the Employee to perform the Employee's material duties or responsibilities for the Company; or
(vi) any assignment of this Agreement in violation of Section 20 of this Agreement.

                           Notwithstanding anything else contained in this
Agreement, this Agreement will not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Employee a notice of termination stating that the Employee committed one of the types of conduct set forth in the definition of Cause contained in this Agreement and specifying the particulars thereof.

                  e. Termination After Failure to Cure Breach. If the Employee commits a material breach of any provisions of this Agreement, the Company may terminate the Agreement at any time, if after providing written notice to the Employee of the alleged breach or failure, the breach or failure remains uncured for a period of ten (10) days after receipt of such notice.

         16. Notices. Any notice required or permitted to be given under the terms of this Agreement shall be sufficient if in writing and if sent postage prepaid by registered or certified mail, return receipt requested; by overnight delivery; by courier; or by confirmed telecopy, in the case of the Employee to the Employee's last place of business or residence as shown on the records of the Company, or in the case of the Company to its principal office as set forth in the introductory paragraph, or such other place as it may designate.

         17. Waiver. Unless agreed in writing, the failure of either party, at any time, to require performance by the other of any provisions hereunder shall not affect its right thereafter to enforce the same, nor shall a waiver by either party of any breach of any provision hereof be taken or held to be a waiver of any other preceding or succeeding breach of any term or provision of this Agreement. No extension of time for the performance of any obligation or act shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.

         18. Complete Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the contents hereof and supersedes all prior agreements and understandings between the parties with respect to such matters, whether written or oral. Neither this Agreement nor any term or provision hereof may be changed, waived, discharged or amended in any manner other than by an instrument in writing, signed by the party against which the enforcement of the change, waiver, discharge or amendment is sought.

         19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute but one agreement.

         20. Binding Effect/Assignment. This Agreement shall be binding upon the parties hereto, their heirs, legal representatives, successors and assigns. This Agreement shall not be assignable by the Employee but shall be assignable by the Company in connection with the sale, transfer or other disposition of its business or to any of the Company's affiliates controlled by or under common control with the Company.

         21. Governing Law. This Agreement shall become valid when executed and accepted by Company. The parties agree that it shall be deemed made and entered into in the State of Florida and shall be governed and construed under and in accordance with the laws of the State of Florida. Anything in this Agreement to the contrary notwithstanding, the Employee shall conduct the Employee's business in a lawful manner and faithfully comply with applicable laws or regulations of the state, city or other political subdivision in which the Employee is located.

         22. Headings. The headings of the sections are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

         23. Survival. Any termination of this Agreement shall not, however, affect the ongoing provisions of this Agreement which shall survive such termination in accordance with their terms.

         24. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. If any court determines that any provision of



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Section 5 or 6 hereof is unenforceable because of the duration or scope of such provision, such court shall have the power to reduce the scope or duration of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

         25. Enforcement. Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the successful party will be awarded reasonable attorneys' fees at all trial and appellate levels, expenses and costs.

         26. Venue. Company and Employee acknowledge and agree that the U.S. District for the Southern District of Florida, or if such court lacks jurisdiction, the 11th Judicial Circuit (or its successor) in and for Dade County, Florida, shall be the venue and exclusive proper forum in which to adjudicate any case or controversy arising either, directly or indirectly, under or in connection with this Agreement and the parties further agree that, in the event of litigation arising out of or in connection with this Agreement in these courts, they will not contest or challenge the jurisdiction or venue of these courts.

         27. Construction. This Agreement shall be construed within the fair meaning of each of its terms and not against the party drafting the document.

THE PARTIES TO THIS AGREEMENT HAVE READ THIS AGREEMENT, UNDERSTAND ITS TERMS AND CONDITIONS, HAVE HAD THE OPPORTUNITY TO CONSULT WITH INDEPENDENT COUNSEL OF THEIR OWN CHOICE AND AGREE TO BE BOUND BY ITS TERMS AND CONDITIONS.

IN WITNESS WHEREOF, the Effective Date shall be the date the Agreement has been accepted by the Company at its principal offices in Dade County, Florida.

                                        THE COMPANY

                                        Pelican Properties, International Corp.

                                        By:  /S/ JANE BERGMAN
                                             ---------------------
                                        Name: Jane Bergman

                                        Its:  President

                                        THE EMPLOYEE:

                                        /S/ TIMOTHY BENJAMIN
                                        --------------------------------
                                        Timothy Benjamin